SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 28, 2011
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania		27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 28, 2011, Customers Bancorp, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with the United States Department of Treasury (“Treasury”) pursuant to which the Company repurchased from the Treasury 2,892 shares, constituting all of the issued and outstanding shares, of the Company’s “Fixed Rate Cumulative Perpetual Preferred Stock, Series A,” par value $1.00 per share (the “Series A Shares”), at a repurchase price equal to the liquidation value of $1,000 per share, or a total of $2,892,000, plus accrued, unpaid dividends on such shares equal to $17,271.67, and 145 shares, constituting all of the issued and outstanding shares, of the Company’s Preferred Stock designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series B,” par value $1.00 per share (the “Series B Shares” and, together with the Series A Shares, the “preferred shares”), at a repurchase price equal to the liquidation value of $1,000 per share, or a total of $145,000, plus accrued, unpaid dividends on such shares equal to $1,558.75.  The total repurchase price for the preferred shares equaled $3,055,830.42.

The repurchase of the preferred shares relates to the letter agreement (the “TARP Letter Agreement”) entered into by and among the Company, Berkshire Bancorp, Inc. (“Berkshire”) and the Treasury on September 16, 2011.  Pursuant to the TARP Letter Agreement, the Company agreed to assume the due and punctual performance and observance of Berkshire’s covenants, agreements, and conditions under that certain letter agreement, dated as of June 12, 2009, by and between Treasury and Berkshire, incorporating the Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”) and all ancillary documents thereto.

The repurchase of the preferred shares also relates to that certain American Recovery and Reinvestment Act Side Letter, dated September 16, 2011, by and between the Company and Treasury (the “ARRA Letter Agreement” and, together with the TARP Letter Agreement, the Certificates of Designations (as defined in Item 1.02) and all ancillary documents thereto, the “TARP Documents”) affirming that: (i) in the event of inconsistency between the terms of the American Recovery and Reinvestment Act of 2009 (“ARRA”) and the Securities Purchase Agreement and related Certificates of Designations, the rules and regulations of ARRA shall control; (ii) the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 as implemented by the Interim Final Rule on TARP Standards for Compensation and Corporate Governance, as amended by ARRA or otherwise from time to time, will apply to the Company; and (iii) the Company will be permitted to repay the preferred shares in accordance with ARRA.

As previously announced, pursuant to the TARP Documents, on September 17, 2011, in exchange for the outstanding Berkshire TARP Shares Series A and Berkshire TARP Shares Series B, the Company issued to Treasury (i) 2,892 shares of the Series A Shares, having a liquidation preference of $1,000 per share; and (ii) 145 shares of the Series B Shares, having a liquidation preference of $1,000 per share.  The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The Letter Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The Company’s repurchase of all of its Series A Shares and Series B Shares pursuant to the Letter Agreement terminated the Company’s obligations under the Series A Shares and Series B Shares, including without limitation the terms and conditions applicable to such preferred stock under the Certificates of Designations for such stock that was filed by the Company with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on September 16, 2011 (the “Certificates of Designation”).  The terminated provisions included a limitation on the Company’s payment of a common stock dividend at any time that the dividend on the Series A Shares and Series B Shares was not current.  With this repurchase, such limitation no longer applies.  While the repurchase does not preclude the Company from reissuing shares of the Series A Shares or the Series B Shares, the Company has no plans to do so.

The information set forth in Item 1.01 and Exhibit 10.1 on this Current Report 8-K are each incorporated herein by reference into this Item 1.02.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated as of December 28, 2011, by and among the Company and Treasury

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By:	/s/ Thomas R. Brugger
Name:	Thomas R. Brugger
Title:	Executive Vice President and Chief Financial Officer

Date:           January 4, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of December 28, 2011, by and among the Company and Treasury